Exhibit 3.2

ROSS MILLER Secretary of State	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

Certified Copy
February 18, 2010

Job Number:             C20100217-2418
Reference Number:   00002604929-42
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s) 20050227529-04	Description Amendment	Number of Pages 1 Pages/l Copies

Certified By: Christine Rakow Certificate Number: C201 00217-2418 You may verify this certificate online at http://www.nvsos.gov/	Respectfully, ROSSMILLER Secretary of State

Commercial Recording Division
202 N. Carson Street
 Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

06/1312005 11:00 FAX 0000000000    ~002/005

DEAN HELLER Secretary of State 204 North Carson street, Suite 1 CarsonCity, Nevada 89101-4299 (7751 684 5708 Website: secretaryofstate.biz
Certificate of Amendment (PURSUANT TO NRS 78.386 and 78.J90)		Filed in the office of	Document Number
20050227529-04
		Dean Heller	Filing Date and Time
		Secretary of State	06/13/2005 11: 17 AM
		State of Nevada	Entity Number C25937-1998

 Important: Read attached instructions before completing form.                                                     ABOVE 8PIICE 18 FOI'\ OfFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390· After Issuance of Stock)

1. Name of corporation: e.Deal.net, Inc .

2. The articles have been amended as follows (provide article numbers, If available):

ARTICLE 1: The company name has changed from e.Deal.net to "International Energy, Inc"

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 76%

4. Effective date of tiling (optional):

5. Officer Signature (required):

"If any proposed amendment would alter Of change a y p eference or any relati

            oulstanding shares, then ttJe amendment must be appro v d by the vote, In add III       to the affirmative vote otherwise required, of the

holders at shares representing a majority of the vohng power of eaCh class Of series affected by the amendment regardless of limitations or restricuons on the voting power thBr60f,

IMPORTANT: Failure to Include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

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